                                               Registration No. 333-___________

      As filed with the Securities and Exchange Commission on June 16, 2004


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                ------------------------------------------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                ------------------------------------------------

                              BLACK BOX CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            95-3086563
   (State or jurisdiction of                                 (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                 1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                    (Address of principal executive offices)

                   -------------------------------------------

                              BLACK BOX CORPORATION
                             1992 STOCK OPTION PLAN
                            (Full title of the plan)

                   -------------------------------------------

 MICHAEL MCANDREW, CHIEF FINANCIAL OFFICER                   COPIES OF COMMUNICATIONS TO:
           BLACK BOX CORPORATION                                Ronald Basso, Esquire
              1000 PARK DRIVE                                   Buchanan Ingersoll PC
       LAWRENCE, PENNSYLVANIA 15055                               One Oxford Centre
  (Name and address of agent for service)                    301 Grant Street, 20th Floor
               412-873-6788                                   Pittsburgh, PA 15219-1410
  (Telephone number of agent for service)                            412-562-8800

                   -------------------------------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                   PROPOSED
                                                        MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE        AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING         AMOUNT OF
          REGISTERED                REGISTERED         PER SHARE              PRICE           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                  350,000 shares        $40.26(1)          $14,091,000(1)         $1,785.33(1)
                               ----------------------------------------------------------------------------------
         Common Stock             250,000 shares        $40.55(1)          $10,137,500(1)         $1,284.42(1)
                               ----------------------------------------------------------------------------------
 (par value $.001 per share)
                               ----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
TOTAL                             600,000 shares                           $24,228,500            $3,069.75
=================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), such price is the price at which the options may be exercised.

           INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

         Black Box Corporation, formerly known as MB Communications, Inc. (the "Corporation"), hereby incorporates by reference into this Registration Statement the information contained in the Corporation's earlier Registration Statements, File Nos. 33-75254, 33-92656, 333-1978, 333-34839, 333-81521,
333-64410 and 333-100294 relating to the Corporation's 1992 Stock Option Plan and amendments thereto.

         Certain financial statements included in the Annual Report on Form 10-K incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, the Registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated April 26, 2002 into this registration statement. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act of 1933, as amended, because it has not consented to being named as an expert in the registration statement, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrence, Commonwealth of Pennsylvania, on this 16th day of June, 2004.

                                       BLACK BOX CORPORATION


                                       By: /s/ Fred C. Young
                                           ------------------------------------
                                           Fred C. Young
                                           Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Fred C. Young and Michael McAndrew, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 16th day of June, 2004.


        SIGNATURE                                  CAPACITY

/s/ William F. Andrews            Director
--------------------------
William F. Andrews

/s/ Thomas W. Golonski            Director
--------------------------
Thomas W. Golonski

/s/ Thomas G. Greig               Director and Chairman of the Board
--------------------------
Thomas G. Greig

/s/ William R. Newlin             Director
--------------------------
William R. Newlin

/s/ Brian D. Young                Director
--------------------------
Brian D. Young

/s/ Fred C. Young                 Chief Executive Officer
--------------------------            (Principal Executive Officer)
Fred C. Young

/s/ Michael McAndrew              Vice President, Chief Financial Officer, Secretary, Treasurer and
--------------------------            Principal Accounting Officer
Michael McAndrew

                                  EXHIBIT INDEX



EXHIBIT NO.                          DESCRIPTION

   5.01         Opinion of Buchanan Ingersoll PC

  10.01         Amended and Restated 1992 Stock Option Plan

  23.01         Consent of Independent Registered Accounting Firm

  23.02         Consent of Arthur Andersen LLP is omitted pursuant to Rule 437a

  23.03 Consent of Buchanan Ingersoll PC (contained in opinion filed as Exhibit 5.01 hereto)

  24.01         Powers of Attorney (contained herein on signature page)